EXHIBIT 10.4



                              EMPLOYMENT AGREEMENT



Employer: Zenascent, Inc. (the "Company")

Employee: Steven J. Musumeci

Titles: Director of Corporate Development; General Counsel; Member of Board of Directors

Compensation: $200,000 base salary; discretionary bonus provided it is within a reasonable range of bonuses paid to other senior management

Term: 3 years, effective as of April 1, 2002

Warrants: Warrants (with a term of 7 years) to purchase 2,000,000 shares of common stock of the Company; all warrants granted at beginning of employment (April 1, 2002) and registered as part of first registration statement to be filed by Company; 1,000,000 warrants at $0.50 strike price vested on a pro rata basis on the first day of each month during the first year of employment (i.e. 83,333 shares each month), provided that if the Employee is terminated without "cause" during the first year of employment, all 1,000,000 shares shall be deemed fully vested prior to such termination; 500,000 warrants at $0.55 strike price to be fully vested at beginning of second year of employment; 500,000 warrants at $0.60 strike price to be fully vested at beginning of third year of employment; cashless exercise provisions, piggyback registration rights and customary anti-dilution provisions; option by Employee to readjust strike price of warrants in April 2003, such adjustment of the strike price to reflect on a relative basis the same discount to the market price at the time of adjustment as the initial strike price is to the average closing price for the 30 day period prior to the date of grant

Fringe benefits: To include health insurance for Employee and family; company vehicle; 4 weeks paid vacation

This agreement shall constitute a binding agreement of the Company. This agreement shall be governed by the laws of the State of New York.


Accepted by and Agreed to:

ZENASCENT, INC.

By: _______________________
Name: Jim DiLorenzo
Title: Executive Vice President


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STEVEN MUSUMECI

Dated: August 19, 2002